Exhibit (4)(e)

                     AMENDMENT TO STOCK SUBSCRIPTION WARRANT


     THIS AMENDMENT TO STOCK SUBSCRIPTION WARRANT (the "Amendment") is made and entered into this ____ day of March, 1999, by and between Startech Environmental Corporation (the "Company") and the Connecticut Development Authority (the "Authority").

                              W I T N E S S E T H :

     WHEREAS, the Company issued to the Authority a certain Stock Subscription Warrant dated December 29, 1998, which entitles the Authority to acquire five percent (5%) of the issued and outstanding Common Stock of the Company (the "Stock Warrant"); and

     WHEREAS, the Company and the Authority wish to amend the Stock Warrant to provide for a cash-less exercise of the Warrants in lieu of payment of the Warrant Price to the Company for the Common Stock upon its exercise of such Warrants, as more fully described below.

     NOW, THEREFORE, the Company and the Authority each intending to be legally bound hereby, covenant and agree as follows:

     Section 1. Definitions: The capitalized terms used in this Amendment shall have the same meanings as defined in the Stock Warrant unless the context hereof otherwise provides.

     Section 2. Amendments to Stock Warrant: The Stock Warrant is hereby amended as follows:

          A. The definition of the term "Current Market Price" set forth in
Section 1 of the Stock Warrant is deleted in its entirety and the following shall be inserted in lieu thereof, to be read as though such defined term contained the language set forth below on the original date of the Stock
Warrant:

               "Current Market Price - of one share of Common Stock shall be deemed to be, at any date, the average of the daily closing prices for the 10 consecutive business days ending no more than 3 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 10 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for

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trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules). If the Current Market Price is to be determined in connection with an initial underwritten public offering by the Company of the Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission, then the Current Market Price shall be equal to the initial "Price to Public" specified in the final prospectus with respect to the offering."

          B. Section 2.2 of the Stock Warrant is deleted in its entirety and the following shall be inserted in lieu thereof, to be read as though Section 2.2 contained the language set forth below on the original date of the Stock
Warrant:

               "2.2. Procedure for Exercise of Warrant.

                    (a) To exercise this Warrant, the Holder shall deliver to the Company at its principal office referred to in Section 11 hereof at any time during the Term of this Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or evidence of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.

                    (b) In lieu of exercising this Warrant as provided in subsection (a) above, the Holder of this Warrant may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company referred to in Section 11 hereof at any time during the Term of this Warrant, together with notice of such election, in which event the Company shall issue to the Holder the number of Warrant Shares of Common Stock computed in accordance with the following formula:

                                  X = Y(A-B)/A

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             WHERE:        X = the number of shares of Common Stock to be issued
                           to Holder of this  Warrant;
                           Y = the number of shares of Common Stock requested to be exercised under this Warrant;
                           A = the Current Market Price of one share of the Company's Common Stock; and
                           B = the Warrant Price(as adjusted to the date of such calculations).

                    In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased or surrendered, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made (to the extent exercised in accordance with subsection (a) hereof), irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open."

     Section 3. Further Action and Assurances: The Company and the Authority hereby agree to execute and deliver such additional documents and shall cause such further and additional action to be taken as may be required or, in the reasonable judgment of the Company and the Authority, necessary or desirable to effect or evidence the provisions or intent of this Amendment and the transactions contemplated hereby.

     Section 4. Reference to and Affect on the Stock Warrant: Except as specifically amended above, the Stock Warrant shall remain in full force and effect and is hereby ratified and confirmed.

     Section 5. Execution in Counterparts: This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 6. Governing Law: This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the principles of conflicts of law or trace of law.

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     Section 7. Headings: Section headings in this Amendment and included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                         STARTECH ENVIRONMENTAL CORPORATION


                                         By:
                                             -----------------------------------
                                                  Joseph F. Longo
                                                  Its President
                                                  Duly Authorized


                                         CONNECTICUT DEVELOPMENT AUTHORITY


                                         By:
                                             -----------------------------------
                                                  Francis T. Gagliardo
                                                  Its Senior Vice President
                                                  Duly Authorized


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